SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549




                            FORM 8-K




                         CURRENT REPORT




               PURSUANT TO SECTION 13 OR 15(d) OF
              THE SECURITIES EXCHANGE ACT OF 1934



 Date of Report (Date of Earliest Event Reported) June 17, 1996





                      WESTERN RESOURCES, INC.
     (Exact name of Registrant as Specified in Its Charter)





           KANSAS                     1-3523               48-0290150
(State or Other Jurisdiction of    (Commission         (Employer
Incorporation or Organization      File Number         Identification No.)



  818 KANSAS AVENUE, TOPEKA, KANSAS                      66612
(address of Principal Executive Offices                (Zip Code)




Registrant's Telephone Number Including Area Code (913) 575-6300


                    WESTERN RESOURCES, INC.

Item 5. Other Events

     On June 17, 1996, Western Resources, Inc. issued the following press release which included a letter sent to Kansas City Power & Light Company.

           WESTERN RESOURCES RAISES KCPL MERGER OFFER
             TO $31 FROM $28 PER KCPL COMMON SHARE

                   KCPL DIVIDENDS TO INCREASE

     TOPEKA, Kansas, June 17, 1996 -- Western Resources today increased the price in its offer to merge with Kansas City Power & Light Company (KCPL) to $31 from $28 in Western Resources common shares for each share of KCPL common stock. The increased offer, which remains a tax-free, stock-for-stock transaction, is valued at $1.9 billion.

     With the higher offer of $31, the offer represents a 30 percent premium over the closing price of KCPL's common stock immediately prior to Western Resources' announcement of its original offer and a 20 percent premium over last Friday's closing price.

     Under the revised offer, following the merger KCPL shareholders would receive a dividend of between $2.00 and $2.35 per KCPL common share based on Western Resources' projected 1998 annual dividend.

     "This merger makes great business sense, and we must pursue its completion. We urge the KCPL board of directors to accept our offer that we believe is clearly financially superior to the UtiliCorp proposal," said John
E. Hayes, Jr., Western Resources chairman of the board and chief executive officer.

      "A combined Western Resources/KCPL will be better positioned to lead the reshaping of the increasingly competitive marketplace. Together, we will be able to create additional value for our shareholders and our customers," he said.

     "We believe the recent restructuring of the UtiliCorp/KCPL merger proposal is an obvious attempt to restrict the voice of KCPL shareholders. Our $31 offer per KCPL common share equates to better value, a stronger company, and economic benefits to our bi-state area."

     Hayes said the company anticipates the registration statement for its exchange offer for KCPL will be declared effective by the Securities and Exchange Commission in early July. Immediately thereafter, the company will mail exchange offer materials to KCPL shareholders.

     "We remain hopeful that KCPL's management and board will see the merits and benefits of our new offer and, for the sake of their shareholders, employees, and customers, take the opportunity to meet with us personally to discuss our offer," said Hayes.

     A copy of the correspondence sent today to KCPL is attached.

     Western Resources (NYSE:WR) is a diversified energy company. Its utilities, KPL and KGE, operating in Kansas and Oklahoma, provide natural gas service to approximately 650,000 customers and electric service to approximately 600,000 customers. Through its subsidiaries, Westar Business Services, Westar Consumer Services, Westar Capital, and The Wing Group, energy-related products and services are developed and marketed in the continental U.S., and offshore.

     For more information about Western Resources and its operating companies, visit us on the Internet at http://www.wstnres.com.

     Western Resources has filed exchange offer materials with the Securities and Exchange Commission and intends to make its offer directly to shareholders of KCPL as soon as its registration statement has been declared effective by the Securities and Exchange Commission.

     A registration statement relating to the Western Resources securities referred to in these materials has been filed with the Securities and Exchange Commission but has not yet become effective. Such securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. These materials shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities law of any such state.



(Letter of John E. Hayes, Jr., Chairman of the Board and Chief Executive Officer of Western Resources, Inc.)


                                        June 17, 1996


Mr. A. Drue Jennings
Chairman of the Board, President
  and Chief Executive Officer
Kansas City Power & Light Company
1201 Walnut
Kansas City, MO 64141-9679

Dear Drue,

  The Board of Directors of Western Resources feels so strongly about the benefits of combining our companies that it has authorized me to make the following revised merger offer:

       KCPL shareowners would receive $31 in Western Resources common stock in exchange for each share of KCPL common stock. The exchange ratio has a protective collar so that KCPL shareowners will receive at least 0.933 and as much as 1.1 shares of Western Resources common stock for each share of KCPL common stock.

       This new price represents a 30% premium over KCPL's closing price on April 12, 1996, the last trading day prior to the announcement of our original offer, and a 20% premium over last Friday's closing price.

       Under this revised offer, following the merger KCPL shareowners would receive a dividend of between $2.00 and $2.35 per KCPL share based on Western Resources' projected 1998 annual dividend.

  As I stated to you in my letter of April 14th, a combined
KCPL/Western Resources will be better positioned to lead the reshaping of the increasingly competitive marketplace brought about by technology, customer and legislative demands.

  Our four part business strategy consists of the following elements:

       a strong core utility business,

       a strong regional presence as a total energy provider,

       a branded national presence that will cause us to be among the leading diversified energy and related services companies in the U.S., and being a leader in the international energy business.

  We will be able to create value because of our larger scale, expanded access to future energy customers, and the complementary nature of our growing energy and unregulated businesses.

  This offer is, of course, contingent upon receipt of necessary approvals from shareowners, regulatory and other governmental agencies, and the availability of pooling of interest accounting. In addition, this offer is expressly conditioned on KCPL's compliance with and termination of its obligations under your Amended and Restated Agreement and Plan of Merger, dated as of May 20, 1996.

  Western Resources is prepared to negotiate a friendly transaction with KCPL that will deliver superior value to your shareowners. Make no mistake, however, if you again refuse to discuss our revised offer with us, we will continue the pursuit of our offer by directly seeking the support of your shareowners. Restructuring your deal is an obvious attempt to disenfranchise your shareowners, raising one essential question... who really owns KCPL, the management or the shareowners?

  As I am sure you can appreciate, time is of the essence.
Accordingly, we would appreciate hearing from you as soon as practicable, and in any event, no later than noon on Monday, June 24, 1996.

                                   Sincerely,

                                   /s/ John



                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                             Western Resources, Inc.




Date    June 17, 1996                By      /s/ Jerry D. Courington
                                                 Jerry D. Courington,
                                                      Controller